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                                                                    Exhibit 12.2

                           CHC HELICOPTER COPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                    CND GAAP

                                                               3 months ended, July 31
                                                               -----------------------
CANADIAN GAAP                                                        2004    2005
-------------                                                       -----   -----
EARNINGS (i)                                                        $26.5   $21.3

FIXED CHARGES
                                                                      9.2    12.6
                                                                      5.1     5.4
                                                                    -----   -----
EARNINGS AS ADJUSTED                                                 40.8    39.4
                                                                    =====   =====
FIXED CHARGES
   Interest expense                                                   9.2    12.6
   Portion of rent expense representative of interest factor          5.1     5.4
                                                                    -----   -----
FIXED CHARGES AS ADJUSTED                                            14.3    18.0
                                                                    =====   =====
FIXED CHARGE COVERAGE RATIO                                           2.9x    2.2x
                                                                    =====   =====

(i) For the purpose of this calculation, earnings is defined as earnings from continuing operations before income taxes and undistributed earnings from equity investees.